EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-97586, 33-97588 and 333-71453) of Western Ohio Financial Corporation (the "Company") of our report dated February 12, 1999, on the 1998 consolidated financial statements of the Company, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                                            /s/ Crowe, Chizek and Company LLP


Columbus, Ohio
March 26, 1999